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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 9, 1997


                         ALLIED CAPITAL ADVISERS, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                      0-18826                 52-0812307
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification Number)


         1666 K Street, N.W., 9th Floor / Washington, D.C.  20006-2803
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         (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code:     (202) 331-1112
                                                        -------------------

                                (Not applicable)
                                ----------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

On January 9, 1997, the Registrant reached an agreement in principle with Allied Capital Commercial Corporation ("Allied Commercial"), a commercial mortgage real estate investment trust whose assets are managed by the Registrant, to revise the fee schedule under the investment management arrangement between those entities. Under this revision, Allied Commercial will incur management fees, payable quarterly in arrears, at a rate ranging from 0.5% per annum to 3.0% per annum for all loans originated or purchased on or after October 1, 1996.

Under the stated terms of its investment management agreement with Allied Commercial, the Registrant is entitled to receive fees on the invested assets of Allied Commercial at a rate that approximates 2.5% of the invested assets per annum. So that Allied Commercial could provide commercial mortgages to borrowers at lower interest rates and increase its competitiveness in the marketplace, the Registrant revised its fee schedule on May 3, 1996 with Allied Commercial for all loans that were originated or purchased on or after January 1, 1996. The revised fee schedule agreed to on May 3, 1996, reflected three tiers of management fee percentages payable to the Registrant, based upon a classification of the outstanding loans (i.e., "Invested Assets") held in Allied Commercial's investment portfolio. The revised fees ranged from 1% of invested assets to 3.5% of invested assets with a quarterly cap, at a rate of 2.5% per annum, on the total management fees payable to the Registrant with respect to Allied Commercial's holdings of Invested Assets. The revision of January 9, 1997 maintains the quarterly cap of 2.5% per annum.

The January 9, 1997 change to the fee schedule was again made to respond to a changing marketplace, and the opportunity for Allied Commercial to be more competitive in funding loans at lower interest rates. The Registrant believes that the January 9, 1997 revision will provide increased opportunities for growth of Allied Commercial and the Registrant.

Management fees payable to the Registrant with respect to Allied Commercials's holdings of cash, cash equivalents, and short-term U.S. government or agency securities and repurchase agreements collateralized thereby (i.e., "Cash and Interim Investments") are not affected by these revisions to the fee schedule. Cash and Interim Investments will continue to incur management fees, payable quarterly in arrears, at a rate of 0.5% per annum.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALLIED CAPITAL ADVISERS, INC.


Date: February 7, 1997             By: /s/ Jon A. DeLuca
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                                   Jon A. DeLuca
                                   Executive Vice President, Treasurer and Chief
                                   Financial Officer